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                                                                 EXHIBIT 23.2

                         CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Phoenix Technologies Ltd. on Form S-8 (File Numbers 33-58027, 33-67858, 33-24416, 33-26966, 33-30939, 33-30940, 33-44211, 33-81984, 333-03065,
33-03067, and 333-11033) and S-3 (File Number 333-16309) of our report dated October 27, 1995, on our audits of the consolidated financial statements and financial statement schedule of Phoenix Technologies Ltd. as of September 30, 1995, and for the years ended September 30, 1995 and 1994, which report is included in this Annual Report on Form 10-K.


                                       /s/ Coopers & Lybrand
                                       Coopers & Lybrand, L.L.P.



San Jose, California
December 27, 1996